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                                   EXHIBIT 11

           COMPUTATION OF PRO FORMA EARNINGS (LOSS) PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                                    HISTORICAL
                                            HISTORICAL PRO FORMA                                     PRO FORMA
                               ----------------------------------------------     PRO FORMA     -------------------     PRO FORMA
                                1992      1993      1994      1995      1996        1996        3/31/96     3/31/97      3/31/97
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
Net income (loss) for primary
  and fully diluted
  computation:...............  $ (297)    $ 151     $ 275     $ 328     $ 680      $ 1,585       $ 141       $ 317        $ 899
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
PRIMARY
Weighted average common
  shares and dilutive common
  stock equivalents:
  Common stock outstanding...   3,650     3,650     3,650     3,650     3,650        6,650       3,650       3,650        6,650
  Shares to fund
    S-corporation
    distribution.............       2         2         2         2         2            2           2           2            2
  Shares to be issued in
    connection with gmi
    Acquisition..............                                                          218                                  218
  Warrants issued in
    connection with
    Subordinated debt........     153       153       153       153       153          153         153         153          153
  Stock options..............     226       226       226       275       434          434         357         458          458
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
                                4,031     4,031     4,031     4,080     4,239        7,457       4,162       4,263        7,481
                               ======     =====     =====     =====     =====     ==========    =======     =======     ==========

Primary earnings per common
  share......................  $(0.07)    $0.04     $0.07     $0.08     $0.16      $  0.21       $0.03       $0.07        $0.12

FULLY DILUTED
Weighted average common
  shares and dilutive common
  stock equivalents:
  Common stock outstanding...   3,650     3,650     3,650     3,650     3,650        6,650       3,650       3,650        6,650
  Shares to fund
    S-corporation
    distribution.............       2         2         2         2         2            2           2           2            2
  Shares to be issued in
    connection with gmi
    Acquisition..............                                                          218                                  218
  Warrants issued in
    connection with
    Subordinated debt........     153       153       153       153       153          153         153         153          153
  Stock options..............     226       226       226       305       465          465         361         459          459
                               ------     -----     -----     -----     -----     ---------     -------     -------     ---------
                                4,031     4,031     4,031     4,110     4,270        7,488       4,166       4,264        7,482
                               ======     =====     =====     =====     =====     ==========    =======     =======     ==========

Fully diluted earnings per
  common share...............  $(0.07)    $0.04     $0.07     $0.08     $0.16      $  0.21       $0.03       $0.07        $0.12
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